SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2019

Air T, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35476	52-1206400
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

5930 Balsom Ridge Road

        Denver, North Carolina 28037

(Address of Principal Executive Offices)

(Zip Code)

                                   (828) 464-8741

(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01       Entry into a Material Definitive Agreement

On April 4, 2019, Air T, Inc. (the “Company”) filed a Current Report on Form 8-K reporting the entry into that certain Amended and Restated Credit Agreement with Minnesota Bank & Trust, dated as of March 28, 2019 (the “Amended Agreement”), principally to refinance the Worthington credit facility. This Amendment No. 1 to the Form 8-K filed on April 4, 2019 is being filed to clarify the maturity date change in the Amended Agreement. The maturity date of the revolving credit loans remains the same. The maturity date of Term Loans A, B and D was extended to January 1, 2028.

The above discussion is qualified in its entirety by reference to the terms in the actual credit agreement, note, security agreement and guaranty filed as Exhibits 10.1, 10.2, 10.3, and 10.4, to the Form 8-K filed by the Company on April 4, 2019, which are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2019

AIR T, INC.

By:	/s/ Brett Reynolds
Brett Reynolds, Chief Financial Officer

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